Exhibit 99.2

Text of Email from George Carpenter, Chief Executive Officer of CNS Response, to Company Stockholders

I'm sure you're getting tired of the press releases and proxy info.   If you want to spend the time, I'm happy to show you that most of what Len has put out is:

1.  Demonstrably false -- imagine how our directors felt when they read about passing on this great deal with Laidlaw, except that it wasn't ever there

2.  Moot -- because we've already done the financing and converted all bridge loans.  The Company is now debt-free and, most importantly, survived.

3.  Tricky -- because Len is hoping to get proxies from shareholders who don't really understand that their "no" vote can actually help him, since his primary interest is in getting a quorum, not in getting the majority of stockholders to agree with him.

Bottom line is:

We set a date for our annual meeting long ago.  We welcome all shareholders' participation and have provided ample time for notice and proxies.

Just wanted to be sure that you'd checked out our website investor page for the latest on our 9/29 Annual Meeting (and his purported 9/4 Special Meeting):

http://www.b2i.us/profiles/investor/CSummary.asp?f=1&BzID=1706&Nav=0&LangID=1&s=0&tPName=Profile